Exhibit T3C1

ANEXO N° 2 del ACUERDO DE REORGANIZACIÓN JUDICIAL Nuevos Bonos Garantizados - Términos y Condiciones (“Term Sheet”)	ANNEX N° 2 to THE PLAN New Senior Secured Notes Term Sheet (“Term Sheet”)

1.      Bonos Garantizados Existentes. Se hace referencia a la Escritura de Emisión denominado Indenture de fecha del 14 de agosto de 2020, complementado por la Escritura de Emisión Suplementaria Nº 1 de fecha del 4 de enero de 2022, la Escritura de Emisión Suplementaria Nº 2 de fecha 23 de septiembre de 2022 la Escritura de Emisión Suplementaria Nº 3 de fecha 4 de enero de 2023, la Escritura de Emisión Suplementaria Nº 4 de fecha 12 de enero de 2023, la Escritura de Emisión Suplementaria Nº 5 de fecha 25 de enero de 2023 y la Escritura de Emisión Suplementaria Nº 6 de fecha 20 de noviembre de 2023 (en conjunto, la “Escritura de Emisión Existente”), cada una de ellas celebradas entre Enjoy S.A., una sociedad anónima abierta existente bajo las leyes de Chile (la “Compañía” o el “Emisor” o el “Deudor”), las Filiales Garantes parte de los mismos, UMB Bank, N.A. como Fideicomisario, y Lord Securities Corporation como Agente de Garantías, en relación con los Bonos Garantizados emitidos por la Compañía con vencimiento en 2027 (los “Bonos Garantizados Existentes”). Términos en mayúsculas utilizados en este Anexo N° 2 tendrán el significado asignados a los mismo en la Escritura de Emisión Existente o en el Plan (según éste se define adelante), según dicho Plan se propone a partir de la fecha de este documento y una modificación del Planes distribuida a los Tenedores y propietarios finales de derechos sobre los Bonos Garantizados Existentes (los “Beneficiarios Finales”).

1.          Existing Senior Secured Notes. Reference is made to the Indenture dated as of August 14, 2020, as supplemented by the Supplemental Indenture No. 1 dated as of January 4, 2022, the Supplemental Indenture No. 2 dated as of September 23, 2022, the Supplemental Indenture No. 3 dated as of January 4, 2023, the Supplemental Indenture No. 4 dated as of January 12, 2023, the Supplemental Indenture No. 5 dated as of January 25, 2023 and the Supplemental Indenture No. 6 dated as of November 20, 2023 (together, the “Existing Indenture”), each among Enjoy S.A., a publicly traded stock corporation (sociedad anónima abierta) organized and existing under the laws of Chile (the “Company” or the “Issuer” or the “Debtor”), the Subsidiary Guarantors party thereto, UMB Bank, N.A. as Trustee, and Lord Securities Corporation as Collateral Agent, relating to the Company’s Senior Secured Notes due 2027 (the “Existing Senior Secured Notes”). Capitalized terms used in this Annex N° 1 shall have the meanings assigned thereto in the Existing Indenture or the Plan (as hereinafter defined), as such Plan is proposed as of the date this Term Sheet and an amended Plan is distributed to Holders and owners of beneficial interests (the “Beneficial Owners”) in the Existing Senior Secured Notes.

2.         El Plan. La Compañía ha presentado el Acuerdo de Reorganización Judicial Enjoy S.A. (el “Plan”) en un procedimiento de reorganización (el “Procedimiento de Reorganización”) regido por el Capítulo III de la Ley N°20.720 sobre Reorganización y Liquidación de Empresas y Personas Físicas ante el Juzgado 8° Civil de Santiago de Chile (el “Tribunal Chileno”) (cuyo procedimiento se inició el 29 de enero de 2024).

2.       The Plan. The Company has filed the Enjoy S.A. Judicial Reorganization Agreement (the “Plan”) in a reorganization proceeding (the “Reorganization Proceeding”) governed by Chapter III of Law N°20,720 on Reorganization and Liquidation of Companies and Individuals in the 8° Civil Court of Santiago in Santiago, Chile (the “Chilean Court”) (which proceeding was commenced on January 29,
2024).

3. Nuevos Bonos Garantizados.	3. New Senior Secured Notes.

(a) De conformidad con el Plan, se emitirán a cambio de los Bonos Garantizados Existentes Nuevos Bonos Garantizados (los “Nuevos Bonos Garantizados”). Cuando y si se emiten, la fecha de emisión de los Nuevos Bonos Garantizados (la “Fecha de Emisión de los Nuevos Bonos Garantizados”) se considerará como la fecha de la Junta Deliberativa según esta se define en el Plan. Los Nuevos Bonos Garantizados se emitirán en dos tramos, Tramo A y Tramo B, y los Nuevos Bonos Garantizados de cada tramo se emitirán a cambio de los correspondientes Bonos Garantizados Existentes de dicho tramo.

(a) Pursuant to the Plan, new “Senior Secured Notes due 2027” (the “New Senior Secured Notes”) shall be issued in exchange for the Existing Senior Secured Notes. When and if issued, the issuance date of the New Senior Secured Notes shall be deemed to be (the “New Senior Secured Notes Issuance Date”) the date of the Deliberative Meeting as defined in the Plan. The New Senior Secured Notes will be issued in two tranches – Tranche A and Tranche B – with New Senior Secured Notes of each tranche being issued in exchange for the corresponding Existing Senior Secured Notes of such tranche.

4.        Nuevos Bonos Garantizados la Nueva Escritura de Emisión. Los Nuevos Bonos Garantizados serán emitidos por la Compañía de conformidad con, y se regirán por, un contrato de emisión (la “Nueva Escritura de Emisión”). Los Nuevos Bonos Garantizados y la Nueva Escritura de Emisión serán idénticos a los Bonos Garantizados Existentes y la Escritura de Emisión Existente, excepto por (i) las modificaciones o variaciones descritas en este documentoy (ii) las modificaciones o variaciones inmateriales que serán razonablemente solicitadas por el fideicomisario de los Nuevos Bonos Garantizados (el “Nuevo Fideicomisario”) y una mayoría en el monto de capital de los intereses beneficiarios de los Bonos Garantizados Existentes (los “Beneficiarios Finales Mayoritarios”). Se espera que el Nuevo Fideicomisario inicial sea UMB Bank, N.A.

4.         New Senior Secured Notes and New Indenture. The New Senior Secured Notes shall be issued by the Company pursuant to, and governed by, an indenture (the “New Indenture”). The New Senior Secured Notes and the New Indenture shall be identical to the Existing Senior Secured Notes and the Existing Indenture, except for (i) the modifications or variations described in this Term Sheet, and (ii) immaterial modifications or variations that shall be reasonably requested by the trustee for the New Senior Secured Notes (the “New Trustee”) and a majority in principal amount of the beneficial interests in the Existing  Senior  Secured  Notes  (the  “Majority Beneficial Owners”). The initial New Trustee is expected to be UMB Bank, N.A.

5.        Gravámenes y Documentos de Garantía. Los Documentos de Garantía Existentes serán enmendados y modificados (o a elección del Nuevo Fideicomisario, se ejecutarán y registrarán nuevos Documentos de Garantía idénticos a los Documentos de Garantía Existentes) para establecer que los Nuevos Bonos Garantizados estarán garantizados por Gravámenes de primera prioridad de conformidad con los Documentos de Garantía Existentes (según estos sean enmendados y modificados, los “Nuevos Documentos de Garantía”) en la misma medida y de la misma manera que los Bonos Garantizados Existentes están actualmente garantizados, incluyendo lo dispuesto actualmente en el Artículo Once de la Escritura de Emisión Existente, para cumplir con las disposiciones de este documento, y con el mismo Agente de Garantía inicial, y nuevos títulos ejecutivos en Chile y Uruguay para facilitar la ejecución de los Gravámenes se proporcionarán a satisfacción del Fideicomisario Existente, el Nuevo Fideicomisario, el Agente de Garantía y los Beneficiarios Finales Mayoritarios.

Adicionalmente, la Nueva Escritura de Emisión contemplará que el Financiamiento de Capital de Trabajo (según este término se define en el Plan) se podrá garantizar mediante prendas de primer grado sobre (i) las acciones de propiedad directa o indirecta de Enjoy emitidas por Inmobiliaria Rinconada S.A., Inmobiliaria Proyecto Integral Antofagasta S.A. y/o San Antonio Hoteles II, (ii) los flujos de venta de las acciones de Casino Gran Los Angeles S.A., Casino Rinconada S.A., Casino de Juegos del Pacífico S.A., Casino La Bahía S.A., Casino del Mar S.A., Casino del Lago S.A., (iii) los flujos de venta de los activos inmobiliarios de propiedad de las sociedades Inmobiliaria Rinconada S.A., Inmobiliaria Proyecto Integral Antofagasta S.A. o de cualquier otra sociedad parte del Grupo Empresarial (según este término se define en el Plan). Para el otorgamiento de estas prendas no se requerirá el consentimiento de los Tenedores.

5.        Liens and Security Documents. The Existing Security Documents shall be amended and modified (or at the election of the New Trustee, new Security Documents identical to the Existing Security Documents shall be executed and recorded) to provide that the New Senior Secured Notes shall be secured by first-priority Liens pursuant to the Existing Security Documents (as so amended and modified, the “New Security Documents”) to the same extent and in the same manner as the Existing Senior Secured Notes are currently secured, including as provided currently in Article Eleven of the Existing Indenture, to conform to the provisions of this Term Sheet, and with the same initial Collateral Agent, and new executive titles (títulos ejecutivos) in Chile and Uruguay to facilitate the execution of the Liens shall be provided to the satisfaction of the Existing Trustee, the New Trustee, the Collateral Agent and the Majority Beneficial Owners.

In addition, the New Indenture will provide that the Working Capital Financing, as defined in the Plan, may be secured by means of first lien priority pledges over (i) the shares directly or indirectly owned by the Company and issued by Inmobiliaria Rinconada S.A., Inmobiliaria Proyecto Integral Antofagasta S.A. and/or San Antonio Hoteles II, (ii) the cash flows from the sale of shares of Casino Gran Los Angeles S.A., Casino Rinconada S.A., Casino de Juegos del Pacífico S.A., Casino La Bahía S.A., Casino del Mar S.A. and Casino del Lago S.A., and (iii) the cash flows from the sale of the real estate assets owned by Inmobiliaria Rinconada S.A., Inmobiliaria Proyecto Integral Antofagasta S.A. or of any other company that is part of the Business Group (as defined in the Plan). Consent of the Holders shall not be required to grant these pledges.

6.         Filiales Garantes. Las Filiales Garantes bajo el Nueva Escritura de Emisión serán los mismos que bajo la Escritura de Emisión Existente, y con las obligaciones de Garante según lo dispuesto actualmente en el Artículo Doce de la Escritura de Emisión Existente, excepto que Campos del Norte S.A., Casino de Iquique S.A., Casino de Puerto Varas S.A., Yojne S.A. y Enjoy Caribe SpA (colectivamente, los “Garantes Liberados”) no serán Filiales Garantes bajo la Nueva Escritura de Emisión porque ya no tienen licencia que permita operaciones de casino. Las Filiales Garantes (distintos de los Garantes Liberados) acordarán que sus obligaciones en virtud de la Escritura de Emisión Existente y los Documentos de Garantía Existentes se extenderán a los Nuevos Bonos Garantizados para todos los efectos legales acordados en el presente documento, en particular para los efectos del artículo 1649 del Código Civil de Chile. En consecuencia, todas las Hipotecas, Contratos de Prenda y otras garantías otorgadas por las Filiales Garantes (que no sean los Garantes Liberados) son y serán ratificadas y extendidas en consecuencia, y garantizarán todas las obligaciones bajo los Nuevos Bonos Garantizados, la Nueva Escritura de Emisión y los Nuevos Documentos de Garantía.

6.          Subsidiary Guarantors. The Subsidiary Guarantors under the New Indenture shall be the same as under the Existing Indenture, and with Guarantor obligations as provided currently in Article Twelve of the Existing Indenture, except that Campos del Norte S.A., Casino de Iquique S.A., Casino de Puerto Varas S.A., Yojne S.A. and Enjoy Caribe SpA (collectively, the “Released Guarantors”) shall not be Subsidiary Guarantors under the New Indenture because they no longer have gaming operations. The Subsidiary Guarantors (other than the Released Guarantors) shall agree that their obligations under the Existing Indenture and the Existing Security Documents shall be extended to the New Senior Secured Notes for all legal purposes as agreed herein, in particular for purposes of article 1649 of the Chilean Civil Code. Consequently, all Mortgages, Collateral Pledge Agreements and other guarantees granted by the Subsidiary Guarantors (other than the Released Guarantors) are and shall be ratified and extended accordingly and will secure all obligations under the New Senior Secured Notes, the New Indenture, and the New Security Documents.

7. Vencimiento de los Nuevos Bonos Garantizados y Liquidaciones.	7. New Senior Secured Notes Stated Maturity and Redemptions.

(a) Vencimiento Pactado. El Vencimiento Pactado para los Nuevos Bonos Garantizados será el 14 de agosto de 2027, que es el mismo Vencimiento Pactado de los Bonos Garantizados Existentes.	(a) Stated Maturity. The Stated Maturity for the New Senior Secured Notes shall be August 14, 2027, which is the same as the Stated Maturity of the Existing Senior Secured Notes.

(b)   Venta/Rescate Especial de Activos. Los Ingresos Netos en Efectivo de cualquier Venta de Activos Especiales se utilizarán para rescatar Nuevos Bonos Garantizados con la prioridad descrita en la Escritura de Emisión Existente. Se requerirá el consentimiento de Tenedores de al menos el 66,67% del monto de capital adeudado de los Nuevos Bonos Garantizados en circulación para efectuar una Venta de Activos Especiales cuyos Ingresos Netos en Efectivo sean menores que el Monto Mínimo de Rescate, a menos que la Compañía contribuya con efectivo el saldo a dichos Ingresos Netos en Efectivo para rescatarlos Nuevos Bonos Garantizados con un monto de capital agregado igual al Monto Mínimo de Rescate. Si los Ingresos Netos en Efectivo de una Venta de Activos Especiales exceden el Monto Mínimo de Rescate, entonces la Compañía rescatará los Nuevos Bonos Garantizados con un monto de capital agregado al menos igual al Monto de Venta de Activos Especiales/Rescate y podrá retener un total de hasta US$15.000.000 de todas las Ventas de Activos Especiales para fines corporativos generales los que podrán incluir el prepago de otros Endeudamientos.

(b)        Special Asset Sale/Redemption. The Net Cash Proceeds of any Special Asset Sale shall be used to redeem New Senior Secured Notes in the priority described in the Existing Senior Notes Indenture. The consent of the Holders of at least 66.67% in aggregate principal amount of the outstanding New Senior Secured Notes shall be required to effect a Special Asset Sale whose Net Cash Proceeds are less than the Minimum Redemption Amount, unless the Company contributes additional cash to such Net Cash Proceeds to redeem New Senior Secured Notes with an aggregate principal amount equal to the Minimum Redemption Amount. If the Net Cash Proceeds of a Special Asset Sale exceed the Minimum Redemption Amount, then the Company shall redeem New Senior Secured Notes with an aggregate principal amount at least equal to the Special Asset Sale/Redemption Amount and may retain an aggregate of up to US$15,000,000 from all Special Asset Sales for general corporate purposes, which may include repayment of other Indebtedness.

8. Fechas de Pago de Intereses y Tasa de Interés de los Nuevos Bonos Garantizados.	8. New Senior Secured Notes Interest Payment Dates and Interest Rate.

(a) Las Fechas de Pago de Intereses bajo los Nuevos Bonos Garantizados serán los días 14 de cada mes de agosto, noviembre, febrero y mayo siguientes a la Fecha de Emisión de los Nuevos Bonos Garantizados con Fechas de Registro el primer día de cada mes.

(a)  The Interest Payment Dates under the New Senior Secured Notes shall be the 14th day of each August, November, February, and May following the New Senior Secured Notes Issuance Date with Record Dates on the first day of each such month.

(b)  Los intereses se devengarán en virtud de los Nuevos Bonos Garantizados a partir de la fecha de la Junta Deliverativa a una tasa anual del 5,0% después de la Fecha de Emisión de los Nuevos Bonos Garantizados y hasta que los Nuevos Bonos Garantizados y todas las Obligaciones en virtud de los mismos se paguen en su totalidad.

(b)        Interest shall accrue under the New Senior Secured Notes from the date of the Deliberative Meeting at the annual rate of 5.0% following the New Senior Secured Notes Issuance Date and until the New Senior Secured Notes and all Obligations thereunder are paid in full.

9. Capitalización de intereses. Los intereses de los Nuevos Bonos Garantizados se capitalizarán de la siguiente forma:	9. Capitalized Interest. Interest on the New Senior Secured Notes shall be capitalized as follows:

(a) En cada Fecha de Pago de Intereses siguiente a la Fecha de Emisión de los Nuevos Bonos Garantizados, la Compañía capitalizará el monto total de los intereses vencidos en ese momento y pagaderos sobre los Nuevos Bonos Garantizados, ya sea (A) aumentando el monto principal de los Bonos Globales en circulación, efectivo a partir de la Fecha de Pago de Intereses aplicable, por un monto igual al monto de los intereses vencidos y pagaderos en ese momento (redondeado al $1 más cercano) o (B) por emisión de Bonos adicionales en forma de Bonos Globales, con fecha a partir de la Fecha de Pago de Intereses aplicable, por un monto de capital agregado igual al monto de intereses vencidos y pagaderos en ese momento (redondeado al 1 US$ más cercano) (el “Notas PIK”).

(a) On each Interest Payment Date following the New Senior Secured Notes Issuance Date, the Company shall capitalize the full amount of interest then due and payable on the New Senior Secured Notes either by (A) increasing the principal amount of the outstanding Global Notes, effective as of the applicable Interest Payment Date, by an amount equal to the amount of interest then due and payable (rounded up to the nearest $1) or (B) by issuing additional Notes in the form of Global Notes, dated as of the applicable Interest Payment Date, in an aggregate principal amount equal to the amount of interest then due and payable (rounded up to the nearest US$1) (the “PIK Notes”).

(b) Inmediatamente después de cada Fecha de Pago de Intereses después de la Fecha de Emisión de los Nuevos Bonos Garantizados, la Compañía proporcionará al Nuevo Fideicomisario y a los Tenedores y Beneficiarios Finales de los Nuevos Bonos Garantizado un informe que muestre el monto de los intereses capitalizados para dicha Fecha de Pago de Intereses y acumulados.

(b) Promptly following each Interest Payment Date following the New Senior Secured Notes Issuance Date, the Company shall provide to the New Trustee and Holders and Beneficial Owners of the New Senior Secured Notes a report showing the amount of the interest capitalized for such Interest Payment Date and cumulatively.

(c) Tras un aumento en el importe del capital pendiente de pago de los Bonos Globales en circulación como resultado de la capitalización de intereses en cualquier Fecha de Pago de Intereses, dichos Bonos Globales devengarán intereses sobre dicho importe de capital incrementado a partir de la Fecha de Pago de Intereses aplicable. Todos las Notas PIK emitidas en forma de Bonos Globales tendrán fecha de Pago de Intereses aplicable y devengarán intereses a partir de dicha fecha. Las Notas PIK emitidas en virtud de un pago de intereses tendrán términos idénticos a los de las Notas emitidas originalmente, excepto que los intereses sobre dichas Notas PIK comenzarán a devengarse a partir de la fecha en que se emitan en lugar de la Fecha de Emisión.

(c) Following an increase in the principal amount of the outstanding Global Notes as a result of the capitalization of interest on any Interest Payment Date, such Global Notes will bear interest on such increased principal amount from and after the applicable Interest Payment Date. Any PIK Notes issued in the form of Global Notes will be dated as of the applicable Interest Payment Date and will bear interest from and after such date. PIK Notes issued pursuant to a payment of interest will have identical terms to the originally issued Notes except interest on such PIK Notes will begin to accrue from the date they are issued rather than the Issue Date.

10.     Contraer Endeudamientos. La Nueva Escritura de Emisión restringirá a la Compañía de incurrir en Endeudamiento adicional excepto que la Nueva Escritura de Emisión permitirá (i) que Baluma S.A. (junto con sus subsidiarias con las que consolida) puede incurrir en hasta US$12.000.000 de Endeudamiento adicional, y (ii) el Endeudamiento contemplado en el Plan, incluyendo el Financiamiento de Capital de Trabajo (según este se define en el Plan) y (iii) excepciones habituales como las incluidas en la Escritura de Emisión Existente. El requisito de mantener ciertos ratios financieros bajo la Escritura de Emisión Existente se suspenderá en la Nueva Escritura de Emisión mientras el Plan este en vigencia, lo que se espera que ocurra hasta  la  satisfacción  y  pago  de  los  Nuevos  Bonos
Garantizados.

10.       Incurrence of Indebtedness. The New Indenture shall restrict the Company from incurring additional Indebtedness, except that the New Indenture will permit (i) Baluma S.A. (together with its consolidated subsidiaries) to incur up to US$12,000,000 of additional Indebtedness, and (ii) Indebtedness contemplated by the Plan, including the Working Capital Financing (as defined in the Plan), and (iii) customary exceptions as in the Existing Indenture. The requirement to maintain certain financial ratios in the Existing Indenture shall be suspended in the New Indenture while the Plan is in force, which is expected to be until the satisfaction and discharge of the New Senior Secured Notes.

11.       Eventos de Pérdida de Licencia. La Nueva Escritura de Emisión dispondrá que la disposición por parte de la Compañía de sus operaciones de juego en Coquimbo, Viña del Mar, Pucón y Puerto Varas, o la pérdida de sus licencias de juego en esos lugares no constituirá incumplimiento bajo la Nueva Escritura de Emisión, y la insolvencia o disolución de las compañías de esas operaciones no constituirá un incumplimiento para la Nueva Escritura de Emisión, y las disposiciones correspondientes relacionadas con Eventos de Pérdida de Licencia en la Escritura de Emisión Existente se eliminarán la Nueva Escritura de Emisión.

11.      Events of License Loss. The New Indenture will provide that the Company’s disposition of its gaming operations in Coquimbo, Viña del Mar, Pucón and Puerto Varas, the loss of its gaming businesses in those locations, and the bankruptcy or dissolution of the holding companies for these operations will not constitute default under the New Indenture, and the corresponding provisions related to Events of License Loss in the Old Indenture will be deleted from the New Indenture.

12.      Modificaciones. La escritura de Emisión Existente establece que el consentimiento unánime de Tenedores de los Bonos garantizados Existentes es requerido para ciertas modificaciones de la Escritura de Emisión Existente. La Nueva Escritura de Emisión va a reducir este requisito de consentimiento a los Tenedores de al menos un 66,67%, en la medida que el monto total agregado de capital pendiente de pago de los Nuevos Bonos Garantizados exceda de USD 75.000.000 y a un 50% si el monto total agregado de capital pendiente de pago de los Nuevos Bonos Garantizados es menor o igual a USD 75.000.000 (excepto por modificaciones a la tasa de interés o al Vencimiento Acordado de los Nuevos Bonos Garantizados que sea adversa para sus Tenedores, modificaciones que requerirán del consentimiento unánime de los Tenedores).

12.      Amendments. The Existing Indenture provides that unanimous consent of the Holders of the Existing Senior Secured Notes is required for certain amendments to the Existing Indenture. The New Indenture will reduce this consent requirement to Holders of at least 66.67% in aggregate principal amount of the outstanding New Senior Secured Notes, so long as the outstanding aggregate principal amount of the New Senior Secured Notes exceeds US$75,000,000, and to 50% if the outstanding aggregate principal amount is less than or equal to US$75,000,000 (except for any amendments to the interest rate or Stated Maturity of the New Senior Secured Notes that are adverse to the Holders thereof, which amendments shall require unanimous consent of the Holders).

13      Documentación Final. Los Nuevos Bonos Garantizados, la Nueva Escritura de Emisión y los Nuevos Documentos de Garantía se ajustarán a las descripciones de los mismos contenidas en este documento y deberán ser en forma  y  fondo  razonablemente  satisfactorios  para  el Fideicomisario Existente, el Nuevo Fideicomisario y a la mayoría de los Beneficiarios Finales.

13.        Final Documentation. The New Senior Secured Notes, the New Indenture and the New Security Documents shall conform to the descriptions thereof in this Term Sheet and shall be in form and substance otherwise reasonably satisfactory to the Existing Trustee, the New Trustee and the Majority Beneficial Owners.

14.       Efectividad del Canje de Bonos Garantizados. La Fecha de Emisión de los Nuevos Bonos Garantizados se considerará retroactivamente como la fecha de la Junta Deliberativa. A menos que y hasta que el Tribunal Chileno haya certificado que el Plan es efectivo (de conformidad con el Artículo 89 de la Ley 20.720 (Ley de Insolvencia y Quiebra de Chile) (la "Resolución Judicial Chilena") y el Tribunal del Capítulo 15 (según se define en el presente documento) haya “reconocido” el procedimiento de reorganización, el Plan y la Resolución Judicial chilena (la “Resolución de Reconocimiento del Capítulo 15”) siendo cada una de esas resoluciones judiciales una resolución final firme y ejecutoriada (sin más derecho de apelación o apelación pendiente y no se suspende dicha orden judicial), y que la Resolución de Reconocimiento del Capítulo 15 también se haya aprobado en virtud de la Sección 1145 del Código de Quiebras de los EE. UU., y su aplicación, la oferta y emisión de los Nuevos Bonos Garantizados:

14.        Effectiveness of the Exchange of Senior Secured Notes. While the New Senior Secured Notes Issuance Date will be deemed retroactively to be the date of the Deliberative Creditors’ Meeting, unless and until the Chilean court has certified that the reorganization plan is effective (pursuant to Article 89 of the Law 20.720 (Chilean Insolvency and Bankruptcy Law)) (the “Chilean Court Order”) and the Chapter 15 Court (as defined herein) has “recognized” the reorganization proceeding, the Plan and the Chilean Court Order (the “Chapter 15 Recognition Order” (with each such court order being a final order with no further right of appeal or appeal pending and no stay of such court order), and which Chapter 15 Recognition Order shall have also approved under Section 1145 of the U.S. Bankruptcy Code, and its application to, the offering and issuance of the New Senior Secured Notes:

(A) los Nuevos Bonos Garantizados no se emitirán, la Nueva Escritura de Emisión no se ejecutará ni entrará en vigor, los Nuevos Documentos de Garantía no se enmendarán ni modificarán ni se ejecutarán ni entrarán en vigor, y las operaciones previstas en los párrafos 3, 4, 5 y 6 anteriores  (a  veces  denominadas  “Canje  de  Bonos
Garantizados”) no ocurrirá, y

(A)    the New Senior Secured Notes shall not be issued, the New Indenture shall not be executed or effective, the New Security Documents shall not be amended or modified or executed or effective, and the transactions under Paragraphs 3, 4, 5 and 6 above (being sometimes referred to as the “Senior Secured Notes Exchange”) shall not occur, and

(B) los Bonos Garantizados Existentes, la Escritura de Emisión Existente, los Documentos de Garantía Existentes y las Garantías de Filiales continuarán en pleno vigor y efecto, las reclamaciones, derechos y recursos del Fideicomisario Existente, el Agente de Garantía y los Tenedores y Beneficiarios Finales en virtud de los mismos no se extinguirán (incluso con respecto a los Intereses de Incumplimiento y los Intereses Posteriores a la Petición), y no se renunciará a los Eventos de Incumplimiento en virtud del mismo.

(B)   the Existing Senior Secured Notes, the Existing Indenture, the Existing Security Documents and the Subsidiary Guarantees shall continue in full force and effect, the claims, rights and remedies of the Existing Trustee, the Collateral Agent and the Holders and Beneficial Owners of the Existing Senior Secured Notes thereunder shall not be extinguished (including in respect of Defaulted Interest and Post-Petition Interest), and Events of Default thereunder shall not be waived.